Exhibit 1

              JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)

      The  undersigned  acknowledge  and agree that the  foregoing  statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: October 19, 2006


                               HealthCor Management, L.P.

                               By: HealthCor Associates, LLC, general partner of
                                   HealthCor Management, L.P.

                                   By: /s/ Arthur Cohen
                                       ----------------------------
                                   Name: Arthur Cohen
                                   Title: Manager

                                   By: /s/ Joseph Healey
                                       ----------------------------
                                   Name: Joseph Healey
                                   Title: Manager

                       /s/ Joseph Healey
                       ----------------------------
                       Joseph Healey, Individually

                       /s/ Arthur Cohen
                       ----------------------------
                       Arthur Cohen, Individually